Exhibit 107

Calculation of Filing Fee Table

Form S-4

(Form Type)

RBio Energy Holdings Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(f)(1)	10,388,215(1)(2)	$10.84(3)	$112,608,250.60	0.00014760	$16,620.98
	Equity	Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	Rule 457(f)(1)	15,225,310(2)(4)	$0.03(5)	$456,759.30	0.00014760	$67.42
	Equity	Common Stock, par value $0.0001 per share	Rule 457(f)(2)	37,500,000(2)(6)	$0.0033(7)	$123,750.00	0.00014760	$18.27
Carry Forward Securities
Carry Forward Securities	-	-	-	-	-	-	-	-
Total Offering Amounts						$113,188,759.9		$16,706.67
Total Fees Previously Paid								$0.00
Total Fee Offsets								$0.00
Net Fee Due								$16,706.67

1)	The number of shares being registered represents the shares of common stock, par value $0.0001 per share (“NewPubco Common Stock”), of RBio Energy Holdings Corp. (“NewPubco”) issuable in exchange for (i) 3,910,370 outstanding Class A ordinary shares (the “PC3 Class A Ordinary Shares”) of Perception Capital Corp. III (“PC3”) and (ii) 6,477,845 outstanding Class B ordinary shares of PC3 (or any PC3 Class A Ordinary Shares issued upon the conversion thereof), in connection with the business combination described herein (the “Business Combination”) pursuant to the Business Combination Agreement dated as of February 6, 2024 (the “Business Combination Agreement”), by and among PC3, NewPubco, Perception RBio Merger Sub, a (“Merger Sub”), and RBio Energy Corporation (“RBio”). In connection with the consummation of the Business Combination, NewPubco’s amended and restated certificate of incorporation will provide only one class of common stock outstanding at the time of closing of the Business Combination. As such, the shares to be exchanged with and issued to NewPubco equityholders in connection with the closing of the Business Combination will be shares of NewPubco Common Stock.

2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the PC3 Class A Ordinary Shares on the Nasdaq Stock Market (“Nasdaq”) on June 14, 2024 ($10.84 per share), in accordance with Rule 457(f)(1) (within five business days prior to the date of the filing of the Registration Statement on Form S-4).

4)	Represents warrants to acquire shares of common stock (the “Warrants”), being the 8,637,126 warrants to acquire shares of PC3 Class A Ordinary Shares issued in PC3’s initial public offering (the “Public Warrants”) and (ii) 6,588,184 warrants to acquire shares of PC3 Class A Ordinary Shares issued in a private placement simultaneously with PC3’s initial public offering that will be assumed by NewPubco and exercisable for shares of NewPubco Common Stock as a result of the Business Combination.

5)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Public Warrants on the Nasdaq Stock Market (“Nasdaq”) on June 14, 2024 ($0.03 per warrant), in accordance with Rule 457(f)(1) (within five business days prior to the date of the filing of the Registration Statement on Form S-4).

6)	The number of shares being registered represents the shares of NewPubco Common Stock issuable to the stockholders of RBio, in connection with the Business Combination described herein. In connection with the consummation of the Business Combination, NewPubco’s amended and restated certificate of incorporation will provide only one class of common stock outstanding at the time of closing of the Business Combination. As such, the shares to be exchanged with and issued to NewPubco equityholders in connection with the closing of the Business Combination will be shares of NewPubco Common Stock.

7)	RBio is a private company. No market exists for its securities and it has an accumulated deficit. In accordance with Rule 457(f)(2), the registration fee payable is calculated on the basis of the par value of the RBio equity securities which is $0.01 as of June 14, 2024. Accordingly, the Proposed Maximum Aggregate Offering Price with respect to the shares acquired by NewPubco in exchange for the common stock is one-third of the aggregate par value per share ($0.0033) of RBio.